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                                    EXHIBIT 23.2
                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



                                        II-38
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                                                                   Exhibit 23.2



        Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eagle Hardware & Garden, Inc. 1991 Stock Option Plan, Directors' Nonqualified Stock Option Plan, and Employee Stock Purchase Plan of our report dated February 27, 1998, with respect to the consolidated financial statements of Eagle Hardware & Garden, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 30, 1998, filed with the Securities and Exchange Commission.

Seattle, Washington
June 1, 1998                           ERNST & YOUNG LLP